Exhibit 21

SUBSIDIARIES OF HARTE-HANKS, INC.

As of June 30, 2005

Name of Entity	Jurisdiction of Organization	% Owned
Avellino Technologies, Inc.	Delaware	100	%(8)
The Flyer Publishing Corporation	Florida	100%
Harte-Hanks CRM Services Belgium NV	Belgium	100	%(2)
Harte-Hanks Data Services LLC	Maryland	100%
Harte-Hanks Data Technologies, Inc.	Delaware	100%
Harte-Hanks Direct, Inc.	New York	100%
Harte-Hanks Direct Marketing/Baltimore, Inc.	Maryland	100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.	Ohio	100%
Harte-Hanks Direct Marketing/Dallas, L.P.	Delaware	100	%(6)
Harte-Hanks Direct Marketing/Fullerton, Inc.	California	100%
Harte-Hanks Direct Marketing/Jacksonville, LLC	Delaware	100	%(9)
Harte-Hanks Direct Marketing/Kansas City, LLC	Delaware	100	%(1)
Harte-Hanks do Brazil Consultoria e Servicos Ltda.	Brazil	100	%(5)
Harte-Hanks Market Intelligence, Inc.	California	100%
Harte-Hanks Market Intelligence Espana LLC	Colorado	100%
Harte-Hanks Market Intelligence Europe B.V.	Netherlands	100%
Harte-Hanks Market Intelligence GmbH	Germany	100	%(4)
Harte-Hanks Market Intelligence Limited	Ireland	100	%(4)
Harte-Hanks Market Intelligence SAS	France	100	%(4)
Harte-Hanks Market Research, Inc.	New Jersey	100%
Harte-Hanks Print, Inc.	New Jersey	100%
Harte-Hanks Pty. Limited	Australia	100	%(3)
Harte-Hanks Response Management/Austin L.P.	Delaware	100	%(6)
Harte-Hanks Response Management/Boston, Inc.	Massachusetts	100%
Harte-Hanks Shoppers, Inc.	California	100%
Harte-Hanks Stock Plan, Inc.	Delaware	100%
Harte-Hanks Tampa Flyer, Inc.	Delaware	100%
Harte-Hanks Teleservices, LLC	Delaware	100	%(11)
Harte-Hanks Trillium UK Limited	United Kingdom	100	%(10)
Harte-Hanks UK Limited	United Kingdom	100%
HH Postfuture, Inc.	Delaware	100%
HTS, Inc.	Connecticut	100%
Information for Marketing Limited (shell corporation)	England	100	%(7)
NSO, Inc.	Ohio	100%
Sales Support Services, Inc.	New Jersey	100%
Southern Comprint Co.	California	100%

(1)	Owned by Sales Support Services, Inc.
(2)	99.84% Owned by Harte-Hanks, Inc.

    0.16% Owned by Harte-Hanks Direct, Inc.

(3)	Owned by Harte-Hanks Data Technologies, Inc.
(4)	Owned by Harte-Hanks Market Intelligence Europe B.V.
(5)	99.998% Owned by Harte-Hanks Data Technologies, Inc.

    .002% Owned by Harte-Hanks Stock Plan, Inc.

(6)	99% Owned by Harte-Hanks Stock Plan, Inc.

    1% Owned by Harte-Hanks Direct, Inc.

(7)	Owned by Harte-Hanks Limited
(8)	Owned by Harte-Hanks Trillium UK Limited
(9)	Owned by Harte-Hanks Direct Marketing/Cincinnati, Inc.
(10)	Owned by Harte-Hanks UK Limited
(11)	Owned by Harte-Hanks Direct, Inc.